UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Z88009-LTR Special Meeting proxy material enclosed - please vote promptly! Fellow Stockholder, Thank you for your support at the recent Annual Meeting of Stockholders of MSC Income Fund, Inc. (the “Company”). We are now reaching out for your continued support in connection with the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”), which will be held on Monday, December 2, 2024, in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at 9:00 a.m., local time. At the Special Meeting, stockholders will consider and vote upon a series of proposals (the “Proposals”) which we believe will posi- tion the Company to effectuate a listing of its shares of common stock on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”), which may be accompanied by a follow-on public offering of its shares, in each case if and when market conditions make it desirable to do so and if it is otherwise in the Company’s and its stockholders’ best interests. The Company has fi led a Defi nitive Proxy Statement (the “Defi nitive Special Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting. You should carefully read the Defi nitive Special Proxy Statement in its entirety because it contains important information about the Special Meeting and the Proposals. We believe that a Listing, and actions taken in connection therewith, would provide several benefi ts to the Company’s stockholders, including, but not limited to the following: • an opportunity for the signifi cant growth of the Company through near-term access to additional capital through the public capital markets; • signifi cant benefi ts for the Company’s stockholders associated with an investment strategy intended to generate an attractive recurring and growing source of current dividend income through an intentional transition of the Company’s investment strategy and investment portfolio to be solely focused on its Private Loan investment strategy, rather than its current focus primarily on its Private Loan investment strategy and secondarily on its Lower Middle Market investment strategy; and • a path to an option for full liquidity for those existing stockholders who desire such option. A Listing would also provide the longer-term opportunity to access additional leverage capacity through a potential future reduction in the Company’s minimum asset coverage ratio from 200% to 150%, subject to future board of directors or stockholder approval, which would allow the Company to further optimize its leverage profi le and stockholder returns and support the future growth of its investment portfolio. Effective upon a Listing, the Company and its investment adviser and administrator, MSC Adviser I, LLC (“MSC Adviser”), intend to amend their existing investment advisory agreement to better align with the Company’s transition to focus on its Private Loan invest- ment strategy, including changes to the base management fee and incentive fee structures. In addition, effective upon a Listing, the Company intends to amend and restate its corporate charter, which will serve to conform certain provisions in the charter more closely to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange. The transactions and changes contemplated in the Defi nitive Special Proxy Statement, including the proposed amendments to the Company’s investment advisory agreement with MSC Adviser and the proposed amendments to the Company’s corporate charter, have been approved by the Company’s board of directors, but remain subject to approval of the Company’s stock- holders. We urgently need your vote to approve the Proposals outlined in the proxy materials enclosed. Please carefully read the proxy materials as they describe in detail all of the Proposals to be considered by the Company’s stockholders at the Special Meeting. Whether or not you plan to attend the Special Meeting, your vote is critical to the success of the meeting and the Listing. Your prompt response will help us meet stockholder approval requirements before the meeting, thereby reducing the risk of additional solicitation costs and meeting postponement. If you have any questions about voting, please call our proxy solicitor, Broadridge, at 1-833-501-4819. Thank you for your support of MSC Income Fund. Sincerely yours, DWAYNE L. HYZAK Chairman of the Board and Chief Executive Offi cer Scan the code with your phone’s camera to hear an important message from MSC Income Fund, Inc.

FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements, which are based upon Company management’s current expectations and are inherently uncertain and which involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the following: the completion of certain proposed transactions by the Company, including a Listing, any potential follow-on public equity offering and the completion of certain other transactions; the Company’s planned transition to focus on its Private Loan investment strategy; the Company’s potential to access additional leverage and to reduce the minimum asset coverage requirement applicable to it under the Investment Company Act of 1940, as amended; the declaration and payment of future dividends; the Company providing a path to an option for full liquidity for its stockholders; the Company or its stockholders achiev- ing any benefits from any of the foregoing; and anticipated approvals relating to the Special Meeting. The use of words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions identify any such forward-looking statements. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such forward-looking statements are not guarantees or assurances of future performance or events and are subject to various risks and uncertainties. Certain factors could cause actual results, conditions and events to differ materially from those projected or anticipated, including the risks and uncertainties associated with (i) the timing or likelihood of the completion of the proposed transactions by the Company described in the Definitive Special Proxy Statement, (ii) the timing or likelihood of the commencement and/or completion of any Listing and/or any potential follow-on public equity offering and uncertainty with respect to the trading levels of shares of the Company’s common stock following any Listing, (iii) the possibility that the Company may fail to obtain the requisite stock- holder approval for one or more of the Proposals, (iv) regulatory factors and general economic, political and market conditions at the time of any potential future transaction or event referenced in this communication, as well as other external factors, (v) changes in laws or regulations or interpretations of cur- rent laws and regulations that could impact implementation of one or more of the Proposals or the transactions contemplated thereby, (vi) the Company’s plans, expectations, objectives and intentions, as a result of any potential future transaction or event referenced in this communication, and (vii) other factors enumerated in the Company’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this communication. None of the Company or any of its affiliates, including MSC Adviser and its parent company Main Street Capital Corporation (“Main Street”), undertakes any obligation to update any forward-looking statements made herein, unless required by law. Therefore, you should not rely on these forward-looking statements as representing the views of the Company, MSC Adviser, Main Street or any of their affiliates as of any date subsequent to the date of this communication. You should read this communication and the documents referenced in this communication completely and with the understand- ing that actual future events and results may be materially different from expectations. All forward-looking statements included in this communication are qualified by these cautionary statements. ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transactions referenced in this communication, including seeking to obtain stockholder approval in connection with the Proposals, the Company filed the Definitive Special Proxy Statement with the SEC and delivered it to the Company’s stockholders. The Definitive Special Proxy Statement contains important information about the Company, any proposed transactions and related matters. This communication is not a substitute for the Definitive Special Proxy Statement or for any other document that the Company, MSC Adviser, Main Street or another party may file with the SEC and send to the Company’s stockholders in connection with the proposed transactions. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE SPECIAL PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov. PARTICIPANTS IN THE SOLICITATION The Company, MSC Adviser and Main Street, which beneficially owns 2,170,222 shares of the Company’s common stock, and the Company’s and Main Street’s respective directors and officers and certain personnel of MSC Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals and proposed transactions. Information about the directors and executive officers of the Company is set forth in the Definitive Special Proxy Statement and in its definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 29, 2024. Information about the directors and executive officers of Main Street is set forth in the Definitive Special Proxy Statement and its definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Proposals, and their direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Special Proxy Statement. To the extent holdings of securities by any of the Company’s directors or executive officers have changed since the amounts disclosed in the Definitive Special Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. These documents may be obtained free of charge from the sources indicated above. NO OFFER OR SOLICITATION This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement. Nothing in this communication shall constitute an offer to sell, or a solicitation of an offer to buy, any securities and this communication should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom. PROXY QUESTIONS? Call 1-833-501-4819 WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. ONLINE VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided. MAIL FOUR WAYS TO VOTE PHONE WITHOUT A PROXY CARD Call 1-833-501-4819 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call 1-800-690-6903 with a touch-tone phone to vote using an automated system. WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. QR CODE